E N E R G Y   S E R V I C E S   A G R E E M E N T

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        This Energy Services Agreement ("Agreement") is entered into as of this first day of May, 1997, by and between Atlantic-Pacific Las Vegas, LLC ("Seller"), a Delaware limited liability company ("Seller"), and Venetian Casino Resort, LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:

        WHEREAS, Seller is engaged in the business of producing and selling heating and cooling energy, and providing energy management and operations and maintenance services; and

        WHEREAS, Buyer's affiliate, Las Vegas Sands, Inc. ("Construction Affiliate") has entered into, and assigned to Buyer, a Construction Management Agreement (defined herein) in the form of Appendix A attached hereto, providing for, among other things, the construction of (i) an integrated thermal energy production facility (the "Central Plant", as defined herein), to be located on property leased to Seller pursuant to a Ground Lease (as defined herein), and designed to meet the aggregate Thermal Energy requirements of a hotel and casino to be developed and owned by Buyer ("Buyer's Thermal Energy Requirements"), a convention center owned by Interface Group - Nevada, Inc. and a mall complex to be developed by Buyer and leased by Buyer to Grand Canal Shops Mall Construction, LLC and (ii) certain energy related and other equipment, improvements and interconnection facilities to be located at or connected to Buyer's Facilities (as defined herein) ("Other Facilities") and the facilities of the Other Customers (as defined herein) (Collectively, the Central Plant and the Other Facilities shall be referred to as the "Energy Improvements");

        WHEREAS, Seller is willing to finance, purchase, own, operate and maintain the Energy Improvements, provide certain valued added engineering services during the design and construction of the Energy Improvements, provide, at Buyer's option, other operation and


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maintenance services in connection with certain electrical, HVAC, distribution and other equipment owned by Buyer ("Buyer's Equipment") located at Buyer's Facilities, and provide certain other services for Buyer as more specifically set forth in this Agreement;

        WHEREAS, Buyer, on behalf of itself, its successors, assigns and tenants, desires to compensate Seller for the various undertakings and services provided by Seller pursuant to this Agreement;

        WHEREAS, Buyer, on behalf of itself, its successors, assigns and tenants, desires to have, and Seller is willing to provide Buyer, an option to purchase (i) collectively with the Other Customers, the Central Plant and (ii) the Other Facilities.

        NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller, each intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the respective meanings as set forth below. Section, Appendix and Schedule references shall mean the applicable Sections of, and Appendices and Schedules to, this Agreement.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

        "Architects Agreement" shall mean that certain Agreement between Owner and Architect, dated and effective as of January 1, 1996, between Venetian Casino Resort, LLC and a collaboration between the firms of TSA of Nevada, LLP and WAT&G, Inc. Nevada, providing


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for a fixed price, subject to certain adjustments, for the design of the Project inclusive of the Energy Improvements and Other Customer's Facilities.

        "Billing Cycle" means each calendar month within a Contract Year.

        "Buyer Additional Meters" shall have the meaning set forth in Section
         5.1.

        "Buyer Default" shall mean each of the events described in Section 8.2.

        "Buyer's Equipment" means the systems and equipment, as specifically set forth in Schedule 1.05, as amended from time to time by Seller and Buyer, that are owned by Buyer, are located in or on Buyer's Facilities, and are, at Buyer's election pursuant to this Agreement, to be operated and maintained by Seller in accordance with the terms of this Agreement.

        "Buyer's Equipment O&M" means the operations and maintenance services provided by Seller, at Buyer's election pursuant to this Agreement, in connection with Buyer's Equipment, as more specifically set forth in Schedule 3.2A.

        "Buyer's Facilities" means the hotel and casino being developed and which will be owned by Buyer in Las Vegas, Nevada, as more particularly described in the Funding Agents' Disbursement and Administration Agreement as the "HC/Mall Component", excluding the "Mall" assets as defined therein.

        "Buyer's Lender" shall mean "Lender", as defined in the Funding Agents' Disbursement and Administration Agreement, which is a lender to Buyer.

        "Buyer's Maximum Thermal Energy Requirement" shall mean the maximum peak amount of Thermal Energy Seller is obligated to provide Buyer in any Contract Year as set forth in Schedule 4.8A.

        "Buyer's Thermal Energy Requirement" shall mean the Thermal Energy requirements of Buyer for the Contract Year as set forth in the O&M Budget for each Contract Year determined in accordance with Schedule 4.2.


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        "Capacity Payment" shall mean the sum of the Central Plant Capacity
Payment and the Other Facilities Capacity Payment, as provided and defined in
Section 4.1.

        "Central Plant" means the integrated Thermal Energy production facility, associated equipment and systems, as more specifically set forth in Schedule 2.2A, to be financed, owned, operated and maintained by Seller pursuant to the terms of this Agreement.

        "Central Plant O&M" means the operations and maintenance services provided by Seller in connection with the Central Plant, as specifically set forth in Schedule 3.2A.

        "Change in Law" means any of the following events or conditions having, or which may reasonably be expected to have, an adverse effect on the performance of either party's respective obligations under this Agreement (except for payment obligations):

                (a) the adoption, promulgation, issuance, modification or repeal, subsequent to the date of this Agreement, of any Legal Requirement or the issuance of any modification of any previously issued written administrative or judicial interpretation thereof;

                (b) the order, judgment, action or determination of any federal, state or local court, administrative agency, governmental body or officer, or regulatory commission on or after the date of this Agreement to the extent such order, judgment, action or determination is not the result of willful or negligent action of the party asserting the occurrence of a Change in Law; provided however, that any good faith actions or inactions to contest any such order, judgment, action or determination shall not be considered a willful or negligent action or lack of reasonable diligence on the part of the party asserting the Change in Law;

                (c) the denial of an application for, delay in the review, issuance or renewal of, or suspension, termination, modification, interruption, or imposition of any material condition in connection with the issuance, renewal or failure of issuance or renewal on or after the date of this Agreement of any Governmental Authorization to the extent that such denial, delay, suspension, termination,


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                modification, interruption, imposition, or failure is not the result of the willful or negligent action or lack of reasonable diligence on the part of the party asserting the occurrence of the Change in Law; provided however, that good faith actions or inactions to contest any such denial, delay, suspension, termination, modification, interruption, imposition or failure shall not be considered a willful or negligent action or lack of reasonable diligence of the party asserting the Change in Law.

        "Confidential Information" means any and all information, or any portion thereof of a proprietary, confidential and/or trade secret nature, disclosed to or otherwise obtained by the receiving party or its employees, agents or affiliates (each individually referred to as a "recipient") either directly or indirectly from the other party, whether oral, written, or in other recorded form, including but not limited to the know-how, trade secrets, knowledge, concepts, data, reports, methodology, pricing, business affairs, and any other information or knowledge owned or developed by either party, except for information which the recipient can demonstrate:

                (a) was at the time of disclosure to such recipient, generally part of the public domain or thereafter becomes generally part of the public domain through no act or omission of recipient; or

                (b) was lawfully in such recipient's possession as shown in written records prior to such disclosure and without obligation of confidentiality; or

                (c) was lawfully received by such recipient after disclosure from a third party without obligation of confidentiality and without violation by such third party of an obligation of confidentiality to another; or

               (d) was independently developed by such recipient without any use of or benefit of Confidential Information.

        "Consent and Agreement" shall mean that certain Consent and Agreement (HVAC AGREEMENTS) dated as of November 14, 1997 by Seller for the benefit of The Bank of Nova Scotia, in its capacity as the Intercreditor Agent, as defined in the Funding Agents' Disbursement and Administration Agreement, for and on behalf of The Bank of Nova Scotia, as Bank Agent,


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The Bank of Nova Scotia, as Disbursement Agent, GMAC Commercial Mortgage
Corporation, as the Interim Mall Lender, First Trust National Association, as the Mortgage Notes Indenture Trustee, and the Other Secured Parties thereunder.

        "Construction Agency Agreement" means that certain Construction Agency Agreement, of even date herewith, between Buyer and Seller.

        "Construction Consultant" shall have the meaning set forth in the Funding Agents' Disbursement and Administration Agreement.

        "Construction Management Agreement" means that certain Construction Management Agreement, dated as of the 15th day of February, 1997, between Lehrer McGovern Bovis, Inc. and Las Vegas Sands, Inc., providing for a guaranteed, not-to-exceed maximum price, subject to certain exceptions, for the construction of the Project, inclusive of the Energy Improvements and Other Customer's Facilities, which contract has been amended and assigned to Buyer pursuant to that certain Assignment, Assumption and Amendment dated as of November 14, 1997 by and among Lehrer McGovern Bovis, Inc., Las Vegas Sands, Inc. and Buyer.

        "Contract Year" shall mean, commencing on the Service Commencement Date, each successive twelve (12) calendar month period, or other period mutually agreed to in writing by Seller, Buyer and the Other Customers, during the Term.

        "Contract Year Amount" shall have the meaning set forth in Section 4.3 of this Agreement.

        "Contract Year Fixed Costs" shall have the meaning set forth in and be determined in accordance with Schedule 4.2.

        "Contractor" shall mean Lehrer McGovern Bovis, Inc.

        "Credit" shall have the meaning set forth in Section 4.3 of this Agreement.


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        "Current Contract Year" shall mean, at any time during the Term, the
Contract Year within which the then current calendar date falls.

        "Current O&M Budget" means the Annual O&M Budget applicable in the Current Contract Year, determined in accordance with of Schedule 4.2.

        "Divided Share" means the fixed ratio of Buyer's Maximum Thermal Energy Requirement to the sum of Buyer's Maximum Thermal Energy Requirement and Initial Customers Maximum Thermal Energy Requirement of each of the Other Customers, as more specifically set forth on Schedule 2.2C, and as such schedule may be amended from time to time based upon the mutual written agreement of Seller, Buyer and the Other Customers. The sum of Divided Share of Buyer and the Other Customers shall in no event be less than 100%; provided however, that in the event Seller terminates its energy services agreements with one or both of the Other Customers and this Agreement is not otherwise terminated, Buyer's Divided Share in effect as of the date of such termination shall not be adjusted based upon such termination(s) absent Buyer's and Seller's written consent.

        "Easements" shall have the mean those easements granted to Seller pursuant to the provisions of the Ground Lease and those certain Easement Agreement, dated as of the same date as this Agreement, entered in to by Seller and the Other Customers.

        "Energy Improvements" means the Central Plant and the Other Facilities.

        "Energy Management Services" shall have the meaning set forth in
        Section 3.3.

        "Engineering Services" means the services provided by Seller to Buyer pursuant to the terms of this Agreement, as specifically set forth in Schedule 3.1.

        "Event of Force Majeure" shall include the following acts, events or conditions, or any combination thereof, which renders either party wholly or partially unable to perform its obligations under this Agreement, other than the payment of money, and which is beyond the


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reasonable control of the party relying thereon as justification for not performing its obligations or complying with any condition required of such party under the terms of this Agreement:

               (a) an act of God, lightning, earthquake, hurricane, tornado, acts of a public enemy, war, blockade, insurrection, riot or other civil disturbance, sabotage or similar occurrence or any exercise of the power of eminent domain, police power, condemnation or other taking by or on behalf of any public, quasi-public or private entity; or

               (b) a landslide, fire, accident, strike or labor dispute, curtailment of fuel supply, explosion, flood or nuclear radiation, not created by an act or omission of the party asserting an Event of Force Majeure has occurred; or

               (c) a Change in Law; or

               (d) the suspension, termination, interruption, denial or failure of or inability to obtain any renewal or issuance of any permit, license, right of way, consent, authorization or other approval which is essential to Seller's performance of its obligations under this Agreement; provided however, that such suspension, termination, interruption, denial , failure or inability shall not be the result of the failure of Seller to comply with Legal Requirements or the willful, intentional or negligent action or inaction of Seller, provided however, that the contesting, in good faith, of any such suspension, termination, interruption, denial , failure or inability, shall not constitute or be construed as a willful, intentional or negligent action or inaction by Seller; or

               (e) any surface or subsurface condition not created by Seller and existing at the Central Plant Site which shall require a redesign or change in the construction of the Energy Improvements such that Total Energy Improvement Cost is likely to exceed $70 million; or


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               (f) Forced Outage, but only to the extent caused by any of the acts, events or conditions described in the foregoing clauses
               (a) through (e) of this definition of "Event of Force Majeure".

        "Fixed Share" shall have the meaning set forth in, and be determined in accordance with, Schedule 4.2.

        "Forced Outage" shall mean any outage caused by mechanical, electric or equipment failure, not caused by or resulting from the acts or omissions of Seller (or Seller's employees or agents), that either fully or partially curtails the operation of the Energy Improvements.

        "Fully Burdened Payroll Costs" shall have the meaning set forth in, and be determined in accordance with, Schedule 4.2.

        "Funding Agents' Disbursement and Administration Agreement" shall mean that certain Funding Agents' Disbursement and Administration Agreement dated as of November 14, 1997 by and between Buyer The Bank of Nova Scotia, as Disbursement Agent, The Bank of Nova Scotia, as the Bank Agent, First Trust National Association, as trustee, GMAC Commercial Mortgage Corporation and Seller, as amended pursuant to its terms.

        "Governmental Approval" means any authorization, consent, approval, waiver, exception, variance, franchise, permission, permit, filing, publication, declaration, license or other form of required permission from, of or with any Governmental Authority, and shall include, without limitation, those siting, environmental and operating permits and licenses which are required for the construction, modification, use, operation and maintenance of the Energy Improvements.

        "Governmental Authority" means any agency, department, court or other administrative or regulatory authority of any federal, state or local governmental body.

        "Ground Lease" means that certain Ground Lease between Seller and Venetian Casino Resort, LLC dated the same date as this Agreement.


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        "HVAC Completion" shall have the meaning set forth in the Funding
Agents' Disbursement and Administration Agreement.

        "Initial Customers' Maximum Thermal Energy Requirements" shall mean the sum of the maximum peak amount of Thermal Energy Seller is obligated to provide the Other Customers in any Contract Year as set forth in Schedule 2.2C.

        "Initial Customers' Thermal Energy Requirements" shall mean the Thermal Energy requirements of the Other Customers in the Contract Year, as set forth in the O&M Budget for such Contract Year adopted pursuant to Schedule 4.2.

        "Initial Term" shall have the meaning set forth in Section 2.1.

        "Legal Requirements" shall mean all laws, statutes, codes, ordinances, rules, regulations, orders, judgments, decrees, injunctions, directions and requirements of all federal, state, county, municipal and local government units, agencies and courts which must be complied with by either party in performing its obligations pursuant to this Agreement, including but not limited to, all applicable environmental laws and Governmental Approvals.

        "Margin" shall have the meaning set forth in, and be determined in accordance with, Schedule 4.2

        "Metering Equipment" shall have the meaning set forth in Section 5.1.

        "Monthly Capacity Payment" shall have the meaning set forth in, and shall be determined in accordance with Schedule 4.1.

        "O&M Budget" means the budget for O&M Services adopted in accordance with Schedule 4.2.

        "O&M Services" means the Central Plant O&M, Other Facilities O&M and, to the extent applicable, Buyer's Equipment O&M.


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        "Other Customers" means, collectively, Interface Group-Nevada, Inc. and
Grand Canal Shops Mall Construction, LLC and their permitted successors and assigns.

        "Other Customers Facilities" means the systems and equipment, as specifically set forth on Schedule 2.2A, that are located in or on the facilities of the Other Customers and are to be financed, owned, operated and maintained by Seller pursuant to agreements with the Other Customers.

        "Other Customers Facilities O&M" means the operations and maintenance services provided by Seller in conjunction with the Other Customers Facilities, as specifically set forth in Schedule 3.2A.

        "Other Facilities" means the systems and equipment, as specifically set forth in Schedule 2.2A, that are located in or on Buyer's Facilities and are to be financed, owned, operated and maintained by Seller pursuant to the terms of this Agreement.

        "Other Facilities Capacity Payment" shall have the meaning set forth in
Schedule 4.1B.

        "Other Facilities O&M" means the operations and maintenance services provided by Seller in connection with the Other Facilities, as specifically set forth in Schedule 3.2A.

        "Permitted Liens" shall have the meaning set forth in the Funding Agents' Disbursement and Administration Agreement.

        "Person" means any individual, corporation, business, trust, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity of whatever nature.

        "Prior Contract Year" shall mean, at any time during the Term commencing on the first anniversary date of the Service Commencement Date, the Contract Year preceding the Current Contract Year.


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        "Project" shall have the meaning given in the Funding Agents'
Disbursement and Administration Agreement.

        "Projected Contract Year" means commencing on the Service Commencement Date and thereafter, at any time during the Term, the Contract Year next succeeding the Current Contract Year.

        "Projected O&M Budget" means the O&M Budget applicable to a Projected Contract Year, determined in accordance with Schedule 4.2.

        "Property" shall have the meaning set forth in the Ground Lease.

        "Property Owner" means Venetian Casino Resort, LLC.

        "Proportionate Share" shall mean (i) for the first Contract Year, the fixed percentage set forth in Schedule 2.2B and (ii) for the second Contract Year and each Contract Year thereafter, the ratio of Buyer's Thermal Energy Requirements to the sum of Buyer's Thermal Energy Requirements and the Initial Customers' Thermal Energy Requirements for the immediately preceding Contract Year; provided however that in the event that Buyer, or both, of the Other Customers did not actually fully occupy and use 100% of its respective improvements for any portion of such preceding Contract Year (by reason of (i) delay in the date such improvements are opened for business, (ii) fire or other casualty, (iii) the non-occupancy and use of tenant space, or (iv) any other cause, without limitation), then for purposes of such adjustment under clause
(ii) above, the actual total Thermal Energy received by such entity during the prior Contract Year shall be increased to equitably reflect stabilized full occupancy and use of 100% of such improvements for the entire preceding Contract Year. Until and unless the appropriate amount of such adjustment has been approved in writing by Seller, Buyer and the Other Customers, which approval shall not be unreasonably withheld or delayed, the Proportionate Shares of Buyer and the Other Customers shall not be changed from those then in effect for the prior immediately preceding Contract Year, but upon such approval, such Proportionate Share may be adjusted retroactively to the beginning of the applicable Contract Year; provided however that, except as may be agreed to by the parties in writing as a result of an agreement entered into


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by Seller with another customer pursuant to Section 4.8 of this Agreement, in no event shall the sum of Buyer's Proportionate Share and the Initial Customers Proportionate Shares be less than 100%. Any of Buyer, Seller or any Other Customers shall have the right, upon written notice to the others, to request such adjustment be considered for any improvements served by the Central Plant which it reasonably believes were not fully used and occupied at all times during the immediately preceding Contract Year; provided that such notice is given not less than 30 calendar days following the last day of such Contract Year.

        "Prudent Operating Practices" means the practices, methods and acts commonly used by experienced and prudent operators in the heating and cooling industry, including that portion of the industry providing thermal energy services to convention centers, casinos, malls and similar institutions, that at a particular time, in the exercise of reasonable judgment in light of the facts known and/or that reasonably should have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner consistent with law and/or Governmental Authorizations, reliability, safety, environmental protection, economy and expedition, including without limitation, those practices, methods and acts which are required by manufacturers of machinery and equipment constituting as applicable, the Central Plant, the Other Facilities, or, if applicable, Buyer's Equipment.

        "Purchase Option Payment" shall mean the amount set forth in Schedule
2.5 to be paid by Buyer upon exercising its purchase option under Section
2.5(a).

        "Renewal Term" shall have the meaning set forth in Section 2.5(b).

        "Seller Default" shall mean each of the events described in Section 8.1.

        "Seller's Lender" means any party providing financing or refinancing to Seller in connection with Seller's payment of the costs of the design, engineering, procurement, acquisition, construction, start up, testing and/or operation and maintenance of the Energy Improvements and the Other Customers Facilities.

        "Service Commencement Date" shall have the meaning set forth in Section 2.3.


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        "Subcontractor" shall mean any supplier, other than Seller, of work, materials, equipment or services to Contractor, Buyer or its Construction Affiliate in connection with the design, construction, start up and testing of the Energy Improvements and Other Customers Facilities.

        "Tenants" or "Tenant" shall have the meaning set forth in Article XII of this Agreement.

        "Term" shall have the meaning set forth in Section 2.2.

        "Termination Payment" means the amount, set forth in Schedule 9.3, which Buyer shall pay Seller in accordance with Sections 2.4, 3.4(c), 9.1 and 9.3.

        "Thermal Energy" means steam and chilled water produced at the Central Plant and delivered by Seller to Buyer pursuant to this Agreement at the interconnection points set forth in Schedule 3.4.

        "Total Energy Improvements Cost" shall mean the total amount of costs incurred by Seller, pursuant to the terms of this Agreement, the Construction Agency Agreement and the Funding Agents' Disbursement and Administration Agreement, in connection with the design, engineering, procurement, construction, start-up and testing of the Energy Improvements and the Other Customers Facilities, which amount shall not exceed $70 million, inclusive of
(i) interest on any such cost incurred by Seller during construction and prior to the Service Commencement Date, at an interest rate equal to the Effective Interest Rate set forth in Schedule 4.1 (ii) all out-of-pocket costs, expenses and fees, including fees and expenses of all legal counsel of each such member's letter of credit bank, incurred by Seller's members in connection with the obtaining of a letter of credit in accordance with Section 2.4 of the Funding Agents' Disbursement and Administration Agreement and (iii) that portion of the cost of Transition Period O&M Services provided by Seller which Buyer, Seller and the Other Customers mutually agree should be capitalized pursuant to
Schedule 3.2B.

        "Transition Period O&M Services" means the operations and maintenance services provided by Seller prior to the Service Commencement Date, as more specifically set forth in Schedule 3.2B.

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        "Unit Variable Cost" shall have the meaning set forth in, and be determined in accordance with, Schedule 4.2.

        "Unit Variable Share" shall have the meaning set forth in, and be determined in accordance with, Section 4.2.

                                   ARTICLE II

                           TERM; CONDITIONS PRECEDENT

        2.1 Term. This Agreement shall be in full force and effect, be legally binding upon the parties and their permitted successors and assigns, and be enforceable in accordance with its terms, as of the date first set forth above and shall remain in effect unless terminated earlier pursuant to the provisions of Section 2.4, Article IX, or Section 10.2, for an initial term of ten (10) Contract Years ("Initial Term") from the Service Commencement Date, and thereafter for any Renewal Term, as defined provided in Section 2.5 (the Initial Term and any Renewal Term being the "Term" of this Agreement).

        2.2 Conditions Precedent to Seller's Payment of Total Energy Improvements Cost. Subject to the provisions of this Agreement, the Construction Agency Agreement and the Funding Agents' Disbursement and Administration Agreement, Seller agrees to pay the Total Energy Improvement Costs up to a maximum amount of $70 million dollars in the aggregate; provided however, that Seller's obligation to pay, or advance funds for the payment of, such costs shall be subject to the satisfaction or written waiver by Seller of each of the following conditions precedent:

               (a) Seller shall have executed the Ground Lease and the Easement Agreement with the Buyer and the Other Customers, respectively and the Ground Lease and the Easement Agreements, together with any financing statements required by Section 13.17, shall have been delivered to Lawyers Title Insurance Company for recording and recorded as soon as possible after such delivery but in no event later than contemporaneously with the recording of the Deed of Trust, as defined in the Funding Agents' Disbursement and Administration Agreement.

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               (b) there shall not be a Buyer Default under this Agreement, or
Seller's energy services agreements with the Other Customers, an Event of Default of Landlord under the Ground Lease, an Event of Default under (and as defined in the Funding Agents' Disbursement and Administration Agreement and/or a Construction Agent Event of Default, as defined in and, under the Construction Agency Agreement;

               (c) Buyer and Seller shall have executed a Construction Agency Agreement, in the form of Appendix B attached hereto and Buyer shall have executed the Assignment of Construction Documents attached thereto and the written consent, in the form attached to the Assignment of Construction Documents, of each of the other parties to the Construction Documents (as defined in the Construction Agency Agreement)shall have been obtained;

               (d) All applicable conditions precedent to such funding as set forth in, and determined in accordance with, the Funding Agents' Disbursement and Administration Agreement shall have been satisfied, including but not limited to the delivery by Buyer to the Disbursement Agent thereunder of the requisite Advance Request the delivery by the Buyer of the requisite Notice of Funding Request and the delivery by Buyer to Seller of the requisite Consultant's Certificate, with each such certificate in the form provided in the Funding Agents' Disbursement and Administration Agreement, together with such other certificates as may be required pursuant to the Funding Agents' Disbursement and Administration Agreement.

        2.3 Service Commencement Date. The Service Commencement Date shall be deemed to occur on the first day of the calendar month immediately following the date that (i) HVAC Completion has occurred and (ii) the Opening Date, as defined in the Funding Agents' Disbursement and Administration Agreement has occurred. Pursuant to the Construction Agency Agreement, Buyer shall cause HVAC Completion to occur no later than the Outside Completion Deadline (as defined and determined in accordance with the Funding Agents' Disbursement and Administration Agreement), which shall in no event be later than November 14, 2000.

        2.4 Early Termination. (a) Subject to Section 2.4(b) in the event that
(i) prior to the Service Commencement Date, an Event of Default as defined under the Funding Agents'


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Disbursement and Administration Agreement occurs for any reason other than a breach by Seller of its obligations thereunder or (ii) other than due to a breach by Seller of its obligations under this Agreement, the Service Commencement does not occur on or before the Outside Completion Deadline, Seller may, in its sole discretion, terminate this Agreement upon written notice to Buyer. Upon such termination Seller shall have no further obligation to Buyer hereunder and Buyer shall, on behalf of itself and the Other Customers, pay Seller the sum of the Engineering Services Payment, as provided in Section 4.4, and the Termination Payment, as set forth on Schedule 9.3. Upon such payment by Buyer, Seller shall execute and deliver to (A) Buyer or its designee a quitclaim bill of sale transferring to Buyer or such designee all of Seller's right, title and interest in and to the Central Plant and the Other Facilities located at or connected to Buyer's Facilities, AS IS WHERE IS, free and clear from any liens or encumbrances of Seller, its agents (other than Buyer), contractors and/or Seller's Lender and (B) to each of the Other Customers or their designee, a quitclaim bill of sale transferring to each of the Other Customers all of Seller's right, title and interest in and to the Other Customers Facilities located at or connected to each of such Other Customers, AS IS WHERE IS, free and clear from any liens or encumbrances of Seller, its agents (other than Buyer), contractors and/or Seller's Lenders.

               (b) In the event that HVAC Completion has occurred and Seller has commenced providing Thermal Energy to the convention center owned by Interface Group-Nevada, Inc., pursuant to the terms and conditions of Seller's energy service agreement with such customer, and Final Completion is not achieved by the Outside Completion Deadline, as provided in Section 2.3, Seller may nevertheless terminate this Agreement and have no further obligation to Buyer; provided however that upon such termination Buyer's Termination Payment to Seller shall be reduced by an amount equal to Interface Group-Nevada, Inc.'s Divided Share of the Termination Payment and provided further that upon such payment Seller shall retain all right, title and interest in and to the Central Plant and shall only execute and deliver to (1) Buyer or its designee a quitclaim bill of sale transferring to Buyer or such designee all of Seller's right, title and interest in and to the Other Customers Facilities located at or connected to Buyer's Facilities, AS IS WHERE IS, free and clear from any liens or encumbrances of Seller, its agents (other than Buyer), contractors and/or Seller's Lender and (2) to Grand Canal Mall Shops

Construction, LLC or its designee a quitclaim bill of sale transferring all of Seller's right, title and interest in and to the Other Customers Facilities located at or connected to such customer's facilities as provided in Seller's energy service agreement with such customer, AS IS WHERE IS, free and clear from any liens or encumbrances of Seller, its agents (other than Buyer), contractors and/or Sellers Lenders. Furthermore, upon such termination Seller shall be entitled to continue to occupy the Property pursuant to and as defined in the Ground Lease to enable Seller to continue to provide Thermal Energy to Interface-Group-Nevada, LLC pursuant to the terms and conditions of Seller's energy service agreement with such customer.

        2.5    Renewal Upon Expiration of Term / Purchase Option

               (a) Subject to paragraph (b) of this Section 2.5, upon the expiration of the Initial Term and the first and second Renewal Term (as hereinafter defined), Buyer shall have the option of either (i) terminating this Agreement, or (ii) subject to Section 2.5(b), extending the term of this Agreement for a Renewal Term (as hereinafter defined), or (iii) purchasing from Seller its (A) Divided Share of the Central Plant and (B) the Other Facilities, by paying to Seller the Purchase Option Payment determined in accordance with and pursuant to Schedule 2.5; provided however that such option by Buyer to terminate this Agreement or exercise such purchase option may only be elected by Buyer (A) upon written notice to Seller on or before the date which is one hundred and eighty (180) days prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be, and (B) in the event each of the Other Customers has elected, by similar written notice to Seller, to likewise terminate this Agreement or exercise its corresponding purchase option. In the event such purchase option is elected by Buyer and each of the Other Customers, upon exercise of such purchase option by Buyer and the Other Customers and the payment by Buyer of the Purchase Option Payment and payment by the Other Customers of the purchase option payment amount provided in such Other Customers' agreements with Seller, Seller shall execute and deliver to Buyer, the Other Customers or their designee a bill of sale transferring good and marketable title in and to, in the case of Buyer, the Central Plant and the Other Facilities, and, in the case of the Other Customers, the Other Customers Facilities, free and clear of any liens or encumbrances of Seller, its agents, contractors or Seller's Lenders. Alternatively, upon the exercise of such termination option by Buyer and each of the Other Customers, this Agreement shall terminate, subject to Seller's continuing right to occupy the Central Plant Site pursuant to the provisions of, and to the extent provided in, the Ground Lease.

               (b) In the event that Buyer and each of the Other Customers have not elected to exercise their purchase option or terminate this Agreement pursuant to Section 2.5 (b), the term of this Agreement shall be automatically extended for an additional five (5) Contract Years (the period of each such renewal being a "Renewal Term") upon the same terms and conditions contained herein with the exception of the Capacity Payment paid by Buyer during any Renewal Term shall be revised in accordance with the provisions of Schedule 4.1(C); provided further however that unless otherwise agreed to in writing between Seller, Buyer and the Other Customers, and notwithstanding the provisions of Section 2.5(a), in no event shall the Term of this Agreement exceed twenty (20) Contract Years from the Service Commencement Date.

                                   ARTICLE III

                                SCOPE OF SERVICES

        3.1. Services Prior to and During Construction. Prior to the Service Commencement Date, Seller shall, subject to Section 4.4, provide Buyer with the engineering, fuel management planning, project management, and other services set forth in Schedule 3.1 (the "Engineering Services").

        3.2    Operations and Maintenance Services.

               (a) Commencing on the Service Commencement Date, Seller will provide, or caused to be provided, operations and maintenance services for the Central Plant (the "Central Plant O&M"), the Other Facilities ("Other Facilities O&M") and, to the extent requested by Buyer upon thirty (30) days prior written notice to Seller, Buyer's Equipment ("Buyer's Equipment O&M") (collectively, the "O&M Services") in accordance with the specifications, and operations and maintenance standards and procedures set forth in Schedule 3.2A. In the event Buyer requests Seller to operate and maintain Buyer's Equipment, the obligation of Seller to provide such operation and maintenance services shall be subject to Buyer and Seller first amending the O&M Budget adopted pursuant to Schedule 4.2 to reflect the Buyer's Equipment O&M Payments due Seller in connection with such operation and maintenance services.

               (b) Prior to the Service Commencement Date, Seller will provide, or cause to be provided, certain preoperational operation and maintenance services ("Transition Period O&M Services") as set forth in Schedule 3.2B.

        3.3 Energy Management Services. Commencing on the Service Commencement Date or such earlier date mutually agreed to by the parties in writing, Seller shall act as Buyer's broker with respect to the procurement of such supplies of electricity, natural gas and alternate fuels as are necessary to serve the energy requirements of Buyer's Facilities that are in addition to Buyer's Thermal Energy requirements (such services, the "Energy Management Services"). Seller shall, in the performance of the Energy Management Services, use reasonable efforts to assist Buyer in procuring and thereafter managing such supplies of electricity, natural gas and alternate fuels purchased by Buyer. Buyer and Seller shall implement, and Seller shall administer, an energy procurement plan designed, to minimize, consistent with Buyer's reliability requirements and Seller's other obligations under this Agreement, the as-delivered cost of such electricity, natural gas and alternate fuels. Upon Seller's written request, Buyer shall execute each procurement agreement that Seller recommends; provided however, nothing herein shall be deemed to obligate Buyer to execute such agreements. Seller shall, with Buyers assistance, make arrangements for the supply of electricity, natural gas or alternate fuels supplier(s) required to satisfy the energy requirements of Buyer's Facilities that are in addition to Buyer's Thermal Energy Requirements. Buyer shall be directly responsible for paying the costs of all such electricity, natural gas and alternate fuel and Seller shall not be deemed to have, and Buyer shall defend, indemnify and hold Seller harmless from any liabilities or obligations of Buyer to the suppliers of such electricity, natural gas or alternative fuels In the event that an Affiliate of any member of Seller provides such electricity, natural gas or alternate fuels to Buyer, Seller's compensation for such Energy Management Services shall be adjusted pursuant to the provisions of
Section 4.3 in such event.

        3.4    Central Plant Performance Penalties

               (a) Seller acknowledges the importance to Buyer of the availability and quality of Thermal Energy from the Central Plant required to satisfy Buyer's Thermal Energy Requirements. Seller shall establish operation and maintenance procedures and maintain appropriate monitoring equipment, which monitoring equipment Buyer and Seller shall mutually agree upon and which Buyer shall cause the Contractor to install pursuant to the provisions of the Construction Management Agreement and the Construction Agency Agreement, the costs of which shall be included in the Central Plant Capital Costs (as defined in Schedule 4.1), in order to monitor the compliance of the steam and chilled water produced by the Central Plant with the standards set forth in Schedule 3.4 (the "Steam and Chilled Water Standards").

               (b) Commencing on the Service Commencement Date and during the Term of this Agreement, upon discovery by either party of the unavailability of the Central Plant or failure of the Central Plant to deliver Thermal Energy meeting the Steam and Chilled Water Standards, such party shall, regardless of the cause thereof, immediately notify the other party and thereafter Seller shall use diligent efforts, subject to reasonable Central Plant operating restrictions, to remedy such Central Plant unavailability and resume the production and delivery of Thermal Energy which satisfies the Steam and Chilled Water Standards. The costs of any corrections or modifications required to correct such Central Plant unavailability and/or failure of the Thermal Energy to satisfy the Steam and Chilled Water Standards shall be made at Seller's expense but only to the extent such unavailability or failure is due to the breach of Seller of its obligations under this Agreement and not due to an Event of Force Majeure, or the acts of any Person not acting on behalf of, or under contract with Seller in connection with the performance of its obligation under this Agreement, or the acts or omissions of Contractors under the Construction Documents and Construction Agreements, as each term is defined in the Construction Agency Agreement, or Buyer, or any of their respective subcontractors or vendors, and such parties' respective successors and/or assigns. To the extent the cause of such Central Plant unavailability or failure of the Thermal Energy to satisfy the Steam and Chilled Water Standards is not due to the breach by Seller of it's obligations under this Agreement, the cost of correcting the same shall be included in an amendment to the Current Contract Year O&M Budget pursuant to Schedule 4.2. Notification pursuant to this Section 3.4(b) shall be made in person or by telephone call and confirmed in writing. Seller shall not be responsible for compensating Buyer for any form of consequential, indirect or special damages or for lost profits or revenues as a result of unavailability of the Central Plant to satisfy Buyer's Thermal Energy Requirements or the failure of the Thermal Energy produced thereby to satisfy the Steam and Chilled Water Standards. Except as set forth in Section 3.4(c), Seller's payment of the costs to correct such cause of the Central Plant unavailability or non-conforming Thermal Energy shall be Buyer's sole and exclusive remedy against Seller due to a breach by Seller of its obligations under this Agreement which results in the failure of the Central Plant to be available to satisfy Buyer's Thermal Energy Requirements or to produce and deliver Thermal Energy to Buyer which satisfies the Steam and Chilled Water Standards and Buyer shall, subject to Article VII, indemnify, hold harmless and defend Seller against any claims, liability, damages, costs and expenses, including attorneys fees, arising from, incurred in connection with or suffered by Seller from any third party (other than Seller's employees, contractors, Affiliates and Seller's Lender) related to the unavailability of the Central Plant to satisfy Buyer's Thermal Energy Requirements and/or the failure of such Thermal Energy to satisfy the Steam and Chilled Water Standards. Buyer agrees not to seek contribution or reimbursement from Seller for any claims, liability, damages, costs or expenses, including attorneys fees, suffered or incurred by Buyer related to the unavailability of the Central Plant or the failure of such Thermal Energy to satisfy the Steam and Chilled Water Standard. In the event that any such failure to deliver Thermal Energy meeting the Steam and Chilled Water Standards is due to the acts or omissions of Contractor, Seller shall enforce any warranties and/or guaranties of Contractor which has been assigned to Seller by Contractor in writing pursuant to the Construction Management Agreement and relate to such failure.

               (c) Subject to Section 3.4(d), in the event that after the Service Commencement Date due to the breach of Seller's obligations under this Agreement the Central Plant is unavailable to satisfy Buyer's Thermal Energy Requirements or satisfy the Steam and Chilled Water Standard for more than 12 hours in any day, or for a total of more than 24 hours in any calendar quarter, Buyer shall be entitled to (A) terminate this Agreement, effective upon one day's prior written notice to Seller, and (B) purchase the Central Plant and the Other Facilities by paying the Seller the Termination Payment applicable at the effective date of such termination, in level monthly installments, at an interest rate equal to the Effective Interest Rate, as defined in Schedule 4.1, over a period equal to the balance of what would otherwise be the remaining Term of this Agreement as of the date of such termination. Upon the effective date of such termination, Buyer shall assume complete responsibility for the operation and maintenance of the Central Plant and the Other Facilities, consistent with the standards set forth in this Agreement, and Seller shall have no further obligation or liability to Buyer under this Agreement and Buyer shall indemnify and hold Seller harmless from all claims, liabilities, damages, costs and expenses arising after the termination date which are in any manner related to the Central Plant and/or the Other Facilities. The exercise of such early termination and buyout option by Buyer shall be in lieu of all other remedies of Buyer pursuant to this Agreement or otherwise available at law or in equity. Those provisions of this Agreement necessary for Seller to enforce its right to payment of the Termination Payment shall survive termination of this Agreement and Buyer shall execute all documents reasonably required by Seller in order to secure Buyer's obligation to pay Seller the Termination Payment, including, but not limited to, necessary UCC filings granting Seller a first priority security interest in the Central Plant and the Other Facilities until the Termination Payment is paid in full.

               (d) Buyer's right to terminate this Agreement pursuant to Section 3.4(c) shall be subject to the exercise, by a like written notice to Seller from the Other Customers of their election to exercise their right, pursuant to such Other Customers agreements with Seller, to terminate such agreements with Seller and purchase such Other Customers' (i) Divided Share of the Central Plant and
(ii) Other Facilities, upon notice by Buyer to Seller of Buyer's exercise of its rights pursuant to Section 3.4 (c). Nothing in this Section 3.4(c) shall be deemed to give the Buyer the right to terminate this Agreement absent the contemporaneous notice written by the Other Customers terminating their respective energy services agreements with Seller and pay to Seller of the termination amounts due from such other Customers as set forth in such agreements.

               (e) In the event that Seller is not in default of its obligations to Buyer pursuant to Section 3.4(b), but Seller has, nevertheless, defaulted in such performance obligations pursuant to its energy service agreements with one or both of the Other Customers and each of such Other Customers have elected to terminate their energy services agreement with Seller, in accordance with the provisions thereof, Buyer shall be entitled, subject to Section 3.4(d), to terminate this Agreement contemporaneous with such termination by each of the Other Customers and payment of the Termination Payment, as provided in Section 3.4(c).

                                   ARTICLE IV

                                  SERVICE FEES

        4.1 Capacity Payments. Subject to Section 4.5 (b), commencing on the Service Commencement Date and for the balance of the Term, Buyer shall pay Seller during each Contract Year, in accordance with the billing and payment provisions of Section 4.5, the sum of (a) Buyer's Divided Share of the Central Plant Capacity Payment, as defined and determined in accordance with Schedule 4.1(A) and (B) the Other Facilities Capacity Payment, as defined and determined in accordance with Schedule 4.1(B); provided however that in the event that the Term of this Agreement is extended pursuant to Section 2.5, the Central Plant Capacity Payment and the Other Facilities Capacity Payment applicable during each such Renewal Term shall be determined in accordance with Schedule 4.1(C).

        4.2    Operations and Maintenance Services Payments.

               (a) Commencing on the Service Commencement Date, and for the balance of the Term, Buyer shall pay to Seller, in accordance with the billing and payment provisions of Section 4.5, Buyer's share of the Current Contract Year O&M Budget, as determined in accordance with Schedule 4.2.

        4.3 Energy Management Services Payment. Commencing on the Service Commencement Date or such earlier date mutually agreed to by the parties in writing and for the balance of the Term of this Agreement, Buyer shall pay Seller during, in the event such Energy Management Services are provided prior to the Service Commencement Date from the date such services are provided until the Service Commencement Date and thereafter each Contract Year, in accordance with the billing and payment provisions of Section 4.5, of the costs of the Energy Management Services provided by Seller pursuant to this Agreement (such payment, the "Energy Management Services Payment"). Buyer's Energy Management Services Payment in each Contract Year of this Agreement, shall be equal to Contract Year Amount less the Credit, if any, (defined below). For purposes of this Section 4.3, "Contract Year Amount" shall mean the product of Buyer's Proportionate Share and $75,000, and in each subsequent Contract Year, the Contract Year Amount established for the immediately preceding Contract Year, multiplied by the rate of the Consumer Price Index for the Western United States Region, or such other area mutually agreed to by the parties ("CPI Index") for the June of the Preceding Contract Year by CPI Index for June, 1997, as updated. For purposes of this Section 4.3, the "Credit" shall be equal to (A) the amount of profit realized by any Affiliate of Seller, or either of the members of Seller, under any supply agreement entered into between Seller and such Affiliate in connection with the Energy Management Services provided by Seller during such period; provided however that (1) the Credit, if any, shall in no event reduce Buyer's payment obligation pursuant to this
Section 4.3 in any Contract Year to less than zero, and (2) no Credit shall be applied on account of any agreement between Seller and any Affiliate in connection with any assistance provided by such Affiliate to Seller in connection with Seller's preparation of the O&M Budget pursuant to Schedule 4.2. In the event Buyer elects to have Seller provide such Energy Management Services prior to the Service Commencement Date, Seller's obligation to provide such services shall be subject to the prior written agreement between the parties concerning the amount and method of Buyer's payment for such services; provided however that in no event shall the costs of such services prior to the Service Commencement Date exceed a monthly amount equal to Buyer's Proportionate Share of the Contract Year Amount for the first Contract Year or the daily prorata equivalent thereof for the period in which such services are provided.

        4.4 Engineering Services Costs. Seller shall not be required to incur more than $50,000 in costs (including, but not limited to internal costs) associated with the provision the Engineering Services. The cost of such Engineering Services, in an amount not to exceed $50,000, shall not be included in the Central Plant Capital Cost, as defined in Schedule 4.1 or any of the Services Fee charged by Seller pursuant to Article IV; provided however that in the event that this Agreement is terminated pursuant to Section 2.4, Buyer shall reimburse Seller for Buyer's share of Seller's reasonably incurred and documented costs incurred in providing Engineering Services pursuant to Section
3.1. Buyer's share of such Engineering Services costs shall be equal to the product of (x) Seller's documented time charges, in hours, devoted to the

Engineering Services, (y) $80, and (z) Buyer's Divided Share; provided however, that, except as otherwise agreed by the parties, the product of (x) and (y) shall not exceed $50,000.

        4.5 Billings and Payments.

                (a) Subject to Section 4.5 (b), commencing on the Service Commencement Date and for the balance of the Term, Seller shall invoice Buyer and Buyer shall pay Seller for the services rendered pursuant to this Agreement on a Billing Cycle basis. For each Billing Cycle, Seller shall invoice Buyer within fifteen (15) days after the end of each Billing Cycle, such invoice showing the separate charges for:

                (i) One-twelfth of Buyer's Current Contract Year Capacity Payment, determined in accordance with Schedule 4.1;

                (ii) One-twelfth of Buyer's share of the Current Contract Year O&M Budget, determined in accordance with Schedule 4.2;

                (iii) the product of (x) the Unit Variable Costs applicable in the Current Contract Year, determined in accordance with Schedule 4.2 and (y) Buyer's actual, metered consumption of Thermal Energy during the Billing Cycle, taking into account the applicable conversion factors mutually agreed to between the parties in the context of the preparation of the Current Contract Year O&M Budget pursuant to Schedule 4.2;

                (iv) one-twelfth of Buyer's share of the Energy Management Payment for the Current Contract Year, determined pursuant to Section 3.3;

                (v) if applicable, any amounts due in connection with Buyer Additional Meters as provided in Section 5.1;

                (vi) if applicable, any amounts due pursuant to the provisions of Section 4.7 or Section (c) of Article XII; and

                (vii) any and all taxes and/or assessments, including, but not limited to any sales or use taxes, imposed on Buyer's consumption, or Seller's production or delivery to Buyer, of Thermal Energy during the Billing Cycle, or on Seller's provision of any other services to Buyer pursuant to this Agreement, which taxes and/or assessments are not otherwise included in the changes set forth in (i) through (vii) of this
        Section 4.5.

                (b) In the event the Service Commencement Date has not occurred on or before April 21, 1999, commencing on May 1, 1999 and on the first day of each following month through the period ending on earlier of the Service Commencement Date or the date this Agreement is terminated pursuant to Section 2.4, Buyer shall pay Seller the Capacity Reservation Charge, as defined and determined in accordance with Schedule 4.1 (D).

                (c) Prior to the Service Commencement Date, Buyer shall pay Seller, on a monthly basis and within thirty (30) days of the date of Seller's invoice (i) Buyer's Divided Share of the cost of the Transition Period O&M Services incurred by Seller during the preceding month and not otherwise capitalized pursuant to Schedule 3.2B plus (ii) the cost of any Thermal Energy provided to Buyer during the preceding calendar month in an amount equal to the product of the Unit Variable Costs and Buyer's actual, metered consumption of Thermal Energy during such period.

        4.6 Delinquent Payments. Any invoice tendered for service by Seller pursuant to this Agreement shall be due and payable upon receipt by Buyer, and shall be deemed delinquent if not paid by Buyer within thirty (30) days of the postmark date. All delinquent invoices shall accrue interest from the postmark date of such invoices at the prime rate then in effect for Chase Manhattan Bank, N.A., as published in New York, New York, plus two percent (2%) per annum of the outstanding balance until paid.

        4.7 No Liability for Other Customers. Except as provided in Section 2.4 in the event of the early termination of this Agreement, Buyer shall have no liability for the obligations of the Other Customers or, except as provided in
Article XII, any other customer of Seller.

        4.8 Additional Customers. Except as provided in Article XII of this Agreement, Buyer's and Buyer's Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, shall be required prior to Seller entering into an agreement with any other person or entity, other than the Other Customers, to supply Thermal Energy from the Central Plant. Subject to the prior written consent of Buyer and Buyer's Lenders as provided herein, in the event that Seller enters into such agreement(s), such additional customers shall be charged an appropriate proportion of the cost of production of such thermal energy. The revenues Seller anticipates receiving in connection with any contractual commitments pertaining to such excess Thermal Energy sales, regardless of whether such revenues are actually received, shall be taken into account by Seller in determining the appropriate revisions, if any, to Buyer's Capacity Payments and O&M Services payment obligations to Seller pursuant to Sections 4.1 and 4.2, respectively, of this Agreement to reflect the contractual contribution, if any, of such anticipated third party revenues in reducing the capital, operation and maintenance costs of the Energy Improvements which Buyer is charged by Seller pursuant to this Agreement; provided however, that under no circumstances shall the costs paid by Buyer pursuant to this Agreement be increased as a result of Seller's agreement(s) with such additional customers.

                                    ARTICLE V

                                    METERING

        5.1 Metering Equipment. As part of the O&M Services, commencing on the Service Commencement Date and for the Term of this Agreement, Seller will maintain all required meters, instruments, recording devices, and other related data logging equipment required to measure and record Buyer's consumption of Thermal Energy from the Central Plant (collectively, the "Metering Equipment"). In addition, to the extent that Buyer may be permitted and elects to own and maintain utility meters ("Buyer Additional Meters") located at Buyer's Facilities under the terms of a utility tariff or service agreement with a utility or other energy supplier, Buyer may elect to have Seller finance, install and maintain at the cost of the Buyer Additional Meters, whereupon Buyer shall agree to reimburse Seller, upon mutually agreeable terms, for Seller's cost to finance and maintain such meters.

        5.2 Testing. Commencing on the Service Commencement Date and during the balance of the Term of this Agreement, all Metering Equipment will be tested and calibrated by Seller in accordance with good industry practice. Test and calibration records will be provided to the Buyer. Buyer may request additional meter tests at any time in connection with the Metered Equipment; however, if a meter is subsequently found to have a variance for accuracy of less than three percent (3%) from the usage previously billed to Buyer, Buyer will bear the reasonable cost of such testing. Buyer Additional Meters, if any, shall be tested and calibrated by Seller to the extent permitted and provided pursuant to utility tariff or service agreement with the utility or other energy supplier.

        5.3 Meter Interruptions. If a meter record related to any of the Metering Equipment is temporarily interrupted, Seller shall estimate the quantities of Thermal Energy taken by Buyer during the period of interruption based on Buyer's past or future usage patterns during a similar period and whatever other data or methodology is available for estimating Buyer's usage during the period of interruption.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        6.1 Seller Representations. Seller hereby represents and warrants that:

                (a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

                (b) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action;

                (c) This Agreement is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies herein is subject to (i) bankruptcy and other similar laws of general application affecting rights and remedies of creditors and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                (d) To the best knowledge of Seller, as of the date of execution hereof, no Governmental Approval (other than any Governmental Approvals which have been previously obtained or disclosed, in writing, to Buyer) is required in connection with the due authorization, execution and delivery of this Agreement by Seller or the performance by Seller's of its obligations hereunder which Seller has reason to believe that it will be unable to obtain in due course on or before the date required for Seller to perform such obligations; and

                (e) Neither the execution and delivery of this Agreement by Seller nor compliance by Seller with any of the terms and provisions hereof (i) conflicts with, breaches or contravenes the provisions of the corporate charter or by-laws of the Seller or any contractual obligation of the Seller or (ii) to the best knowledge of Seller, results in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under any contractual obligation of the Seller.

        6.2 Buyer Representations. Buyer hereby represents and warrants that:

                (a) It is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

                (b) Subject to the provisions of the Funding Agents' Disbursement Administration Agreement, Buyer has the exclusive right to develop the hotel and casino portion of the Project, as defined in the Funding Agents' Disbursement and Administration Agreement, and upon payment of the costs of construction thereof, Buyer will have title thereto (excluding the Energy Improvements) subject only to such liens and encumbrances permitted by Buyer's Lender.

                (c) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action;

                (d) This Agreement is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies herein is subject to (i) bankruptcy and other similar laws of general application affecting rights and remedies of creditors and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                (e) To the best knowledge of Buyer, as of the date of execution hereof, no Governmental Approval (other than any Governmental Approvals which have been previously obtained or disclosed, in writing, to Seller) is required in connection with the due authorization, execution and delivery of this Agreement by Buyer or the performance by Buyer's of its obligations hereunder which Buyer has reason to believe that it will be unable to obtain in due course;

                (f) Neither the execution and delivery of this Agreement by Buyer nor compliance by Buyer with any of the terms and provisions hereof (i) conflicts with, breaches or contravenes the provisions of the corporate charter or by-laws, or any corporate governance document of the Buyer, or any contractual obligation of the Buyer, or
(ii) to the best knowledge of Buyer, results in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under any contractual obligation of the Buyer; and

                (g) all Governmental Approvals and consents of any third party required to construct the Energy Improvements have or will be obtained on or before the date required, and all such Governmental Approvals and third party consents will, as of the date obtained and through the Service Commencement Date, be maintained in full force and effect and complied with in all material respects; and

                (h) Buyer has not entered into any contracts or agreements with any other person regarding the provision of the services contemplated to be provided by Seller hereunder.

                (i) the Construction Management Agreement and Architects Agreement are the only contracts which Buyer or any of its Affiliates has executed with respect to the design, engineering, construction, start-up and testing of the Energy Improvements and the Other Customers Facilities.

        6.3 Covenant of Buyer. Buyer covenants that during the Term of this Agreement Seller shall be the exclusive supplier of Thermal Energy to Buyer; provided however that this restriction shall not be deemed to apply to the purchase by Buyer of Thermal Energy which is in excess of Buyer's Maximum Thermal Energy Requirements ("Excess Thermal Energy"); provided however that Buyer shall not enter into an agreement with any Person (other than Seller) with respect to the supply of such Excess Thermal Energy without first providing Seller with written notice and the opportunity to provide Buyer with such Excess Thermal Energy pursuant to a mutually agreed upon amendment to this Agreement or other written agreement between the parties. Nothing in this Agreement shall be deemed to obligate either party to enter into such amendment or agreement. In the event that the parties fail to enter into a written agreement or amendment within six (6) months, or such lessor period reasonably consistent with the circumstances, of the date such written notice by Buyer, as such period may be extended by mutual written agreement of the parties, Buyer shall be free to enter into an agreement with a third party for the provision of such Excess Thermal Energy.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

                7.1     Indemnification.

                (a) Except as otherwise explicitly provided for in this Agreement, each party shall be solely responsible for its own negligence, willful or reckless acts, or omissions, as well as the negligence, willful or reckless acts, or omissions of its members and their respective officers, directors, employees, agents, contractors, subcontractors, successors or assignees and each party agrees to indemnify, defend and hold harmless the non-indemnifying party, its officers, employees, directors, agents, contractors, subcontractors and assigns against any and all claims, actions, costs, expenses, damages and liabilities, including reasonably attorneys' fees, arising out of or in connection with the negligent, willful or reckless acts or omissions of the indemnifying party, its officers, directors, employees, agents, contractors, subcontractors or assignees.

               (b) In addition to the provisions of Section 7.1(a) and except as otherwise specifically provided in this Agreement, Buyer shall indemnify, defend and hold harmless Seller from and against:

               (i) any and all claims by, or liability to, Buyer, its members and their respective, officers, directors, employees, agents, contractors, subcontractors, assignees or any third party with respect to any assertion by Buyer, its members or a third party to any right, title or interest in the Energy Improvements, other than liabilities or claims based upon the acts or omissions of Seller;

               (ii) except to the extent of Permitted Liens, any and all claims and/or liabilities resulting from or related to encumbrances, liens or claims placed on the

                      Energy Improvements, the Central Plant Site or the Easements as a result of the acts or omissions of Buyer, its members and their respective officers, directors, employees, agents, contractors, subcontractors or assignees;

               (iii) any and all claims of any nature or liability of any nature arising from environmental, health safety or land use violations(s), hazard(s) or condition(s) on, affecting or related to the Central Plant Site and the Easements:

                      (A) existing prior to the date Seller takes possession of the Central Plant Site and the Easements under the Ground Lease;

                      (B) arising after Seller takes possession of the Central Plant Site or Easements, provided such violation(s), hazard(s) or condition(s) shall not result from or be caused by any acts or omissions of Seller, its members and their respective officers, directors, employees, agents, contractors, subcontractors or assignees;

              (iv) any claim or liabilities resulting from a breach of Buyer's covenants, representations and warranties in this Agreement; and/or

              (v) any claims or liabilities arising from Buyer's and/or Construction Affiliate's failure to pay Contractor or any Subcontractor, or Contractor's failure to pay any Subcontractor, pursuant to the Construction Management Agreement and/or any other contractual arrangement or understanding.

              (c) In addition to the provisions of Section 7.1(a), Seller shall indemnify, defend and hold harmless Buyer from and against:

              (i) any and all claims by, and liability to, Seller, its members and their respective officers, directors, employees, agents, contractors, subcontractors or assignees for (A) payment of amounts owed by Seller or for injuries, or property damage, sustained on the Central Plant Site, the Easements, or on Buyer's premises, except claims or liabilities resulting from or caused by the act(s) or omission(s) of Buyer, its members and their respective officers, directors, employees, agents, contractors, subcontractors or assignees or any third party not employed by or under contract with Seller in connection with the services provided by Seller pursuant to this Agreement.

              (ii) except to the extent expressly permitted, any and all claims and liability resulting from encumbrances, liens or claims placed on Buyer's premises, the Central Plant Site and/or the Easements by Seller's Lender, Seller or by Seller or its members and their respective officers, directors, employees, agents, contractors, subcontractors or assigns, except such claims or liabilities resulting from or caused by the act(s) or omission(s) of Buyer, its members, and their respective officers, directors, employees, agents, contractors, subcontractors or assignees;

              (iii) any and all claims of any nature and liability of any nature arising from environmental, health, safety or land use violations or hazards on, affecting or related to the Central Plant Site and the Easements after the date Seller takes possession of the Central Plant Site under the Ground Lease and the Easements under the Easement Agreement, except to the extent such violations, hazards or conditions existed prior to the date Seller takes possession of the Central Plant Site and the Easements and/or such violations, hazards or conditions are due to the acts or omissions of Buyer, its members, and their respective officers, directors, employees, agents, contractors, subcontractors, or assignees or any third party not employed by or under contract with Seller in connection with Seller's performance of its obligations pursuant to this Agreement; and/or

               (iv) any claim or liabilities resulting from a breach of Seller's covenants, representations, and warranties in this Agreement.

               (d) The duty of a party to defend, indemnify and hold harmless the other party shall also apply at the time of notification of any potentially responsible party designation under applicable federal, state or local environmental, health, safety or land use laws. The duty to indemnify, defend and hold harmless hereunder will continue in full force and effect, notwithstanding the expiration or early termination of this Agreement.

               (e) The provisions of this Section 7.1 shall survive termination of this Agreement.

        7.2 Seller's Insurance. Commencing on the date set forth on Schedule 7.2 with respect to each policy coverage and for the balance of the Term of this Agreement, Seller shall maintain at the policies and amounts of insurance as set forth in Schedule 7.2 with an insurance company or companies reasonably satisfactory to Buyer and qualified to do business in the State of Nevada and having a Best's rating not less than A-VII. Seller's costs of insurance shall be included in the computation of Buyer's payment obligation pursuant to Section
4.2 of this Agreement.

        7.3 Buyer's Insurance. Commencing on the date set forth on Schedule 7.3 with respect to each policy coverage and for the balance of the Term of this Agreement, Buyer shall maintain at its sole cost and expense, the policies and amounts of insurance as set forth in Schedule 7.3 with an insurance company or companies reasonably satisfactory to Seller and qualified to do business in the State of Nevada and having a Best's rating not less than A-VIII.

        7.4 Additional Insureds and Waiver of Subrogation. Seller and Buyer shall each name the other and their Affiliates as additional insureds on their commercial general liability, automobile liability and umbrella liability policies proceed in satisfaction of Section 7.2 of this Agreement. Further, Seller and Buyer waive their rights of recovery against each other at the extent of property and time element (business interruption/extra expense) insurance maintained or required to be maintained against each other. Further, Seller and Buyer will have their insurers providing the property and time element insurance under this Agreement endorse their policies to waive their rights of subrogation against each other, Affiliates of the Buyer and Seller and their respective lenders, and against Contractor and all contractors and subcontractors engaged in the Project.

        7.5 Evidence of Insurance. Within five (5) days of the date of this Agreement or no later than the date such insurance is required pursuant to
Schedule 7.2, in the case of Seller, or 7.3, in the case of Buyer, Seller and Buyer shall each furnish to the other one or more certificates of insurance evidencing the existence of the coverages set forth in Sections 7.2 and 7.3, respectively. Each certificate shall state that the insurance carrier will give Seller and Buyer at least sixty (60) days written notice of any cancellation or material change in the terms and conditions of such policy during the periods of coverage.

                                  ARTICLE VIII

                                     DEFAULT

       8.1 Seller Default. Any of the following events shall constitute a Seller Default:

        (a) In connection with itself or its assets, Seller shall (i) consent to the appointment of a receiver or liquidator, (ii) make a general assignment for the benefit of creditors, (iii) file a petition for relief under the Federal Bankruptcy Code, or (iv) take similar action to commence a proceeding for relief under any other law relating to the bankruptcy, insolvency, reorganization, or winding up of itself or the composition or adjustment of its debts;

        (b) An action shall commence in any court of competent jurisdiction for
(i) the liquidation, reorganization, dissolution, or winding up of Seller or the composition or adjustment of its debts, (ii) the appointment of a trustee, receiver, liquidator or custodian of Seller or substantially all of its assets, or (iii) any similar relief under any law relating to Seller's bankruptcy or insolvency, provided such proceeding shall continue undismissed for ninety (90) days;

        (c) Any representation or warranty made by Seller shall prove to have been incorrect in any material respect when made;

        (d) Seller shall fail to perform any of its obligations under this Agreement, and/or the Construction Agency Agreement and/or the Ground Lease and fail to either (i), within thirty (30) days of written notice from Buyer of such failure to perform, cure such failure, or (ii) in the event such failure is not curable within such thirty day period, immediately initiate the actions necessary to cure such failure, diligently prosecute such actions until cure is effectuated and effectuate such cure within ninety (90) days of such Buyer's notice; provided however that the failure of Seller to produce and deliver Thermal Energy satisfying the Steam and Chilled Water Standards (as defined in
Section 3.4) shall not be deemed a Seller Default provided Seller has corrected such failure and is otherwise in compliance with its obligations pursuant to
Section 3.4.

        8.2 Buyer Default. The following events shall constitute a Buyer
Default:

        (a) In connection with itself or its assets, Buyer shall (i) consent to the appointment of a receiver or liquidator, (ii) make a general assignment for the benefit of creditors, (iii) file a petition for relief under the Federal Bankruptcy Code, or (iv) take similar action to commence a proceeding for relief under any other law relating to the bankruptcy, insolvency, reorganization, or winding up of itself or the composition or adjustment of its debts;

        (b) An action shall commence in any court of competent jurisdiction for
(i) the liquidation, reorganization, dissolution, or winding up of Buyer or the composition or adjustment of its debts, (ii) the appointment of a trustee, receiver, liquidator or custodian of Buyer or substantially all of its assets, or (iii) any similar relief under any law relating to Buyer's bankruptcy or insolvency, provided such proceeding shall continue undismissed for ninety (90) days;

        (c) Any representation or warranty made by Buyer shall prove to have been incorrect in any material respect when made;

        (d) Buyer shall fail to perform any of its obligations under this Agreement (other than the obligations described in and governed by Section 8.2(e) below), and/or the Construction

Agency Agreement and/or the Ground Lease and fail to (i) , within thirty (30) days of written notice from Seller of such failure to perform, cure such failure or (ii) in the event such failure is not curable within such thirty (30) day period, immediately initiate the actions necessary to cure such failure, diligently prosecute such actions until cure is effectuated and effectuate such cure within a ninety (90) days of such Seller notice; or

        (e) Buyer shall fail or refuse to pay any invoice rendered under this Agreement within thirty (30) days of Buyer's receipt of such invoice; provided, that, in the event that Buyer disputes in good faith any such invoice, Buyer shall pay that portion of the bill not in dispute when due and payable, and the disputed portion shall be submitted to arbitration under Section 13.1 of this Agreement, and pending resolution of the dispute, Buyer shall not be deemed in default of this Agreement for such disputed portion of the bill while pending resolution.

                                   ARTICLE IX

                                    REMEDIES

        9.1 Seller's Remedies. Except as otherwise provided in Section 13.1 with respect to the resolution of certain disputes between Buyer and Seller, upon a Buyer Default, Seller may declare the Buyer to be in breach of this Agreement, subject to the provisions of the Consent and Agreement and the Funding Agents' Disbursement and Administration Agreement and (i) suspend service until Buyer either cures such default or, in the case of nonpayment, provides Seller with such written assurances and such security as Seller may reasonably request, (ii) terminate this Agreement and provide written notice to Buyer declaring the Termination Payment immediately due and payable or (iii) seek such other relief to which Seller may be entitled at law or equity; provided however that payment of the Termination Payment by Buyer shall be Seller's exclusive remedy against Buyer for damages related to the Service Fees which Buyer is obligated to pay Seller pursuant to Article IV of this Agreement and upon payment of such Termination Payment Buyer shall have no further obligation or liability to Seller under this Agreement except to the extent arising under Article VII of this Agreement; and provided further that upon payment of such Termination Payment, Seller shall be entitled to continue to occupy the Central Plant Site pursuant to the provisions of the Ground Lease in order for Seller to continue to provide service to the Other Customers and such other entities which Seller may, from time to time and consistent with Section 4.8 of this Agreement, have agreements for the provision of Thermal Energy from the Central Plant.

        9.2 Buyer's Remedies. Except as otherwise provided in Sections 3.4(c) and 13.1, with respect to Seller's termination rights in connection with Seller's failure to deliver Thermal Energy satisfying the Steam and Chilled Water Standard and the resolution of certain disputes between Buyer and Seller, respectively, upon a Seller Default, Buyer may (i) terminate this Agreement by written notice to Seller, and (ii) seek such other relief to which Buyer may be entitled at law or equity.

        9.3 Termination Payment. A schedule of the applicable Termination Payment which Seller shall be entitled in the event Seller elects to terminate this Agreement due to a Buyer Default or Buyer elects to terminate this Agreement pursuant to Section 3.4(c) or (e) is set forth in Schedule 9.3. The parties intend that the Termination Payment shall constitute liquidated damages and not a penalty. The parties agree that the injury to Seller or Buyer, as the case may be, as a result of termination of this Agreement is difficult to precisely estimate and that the Termination Payment is a reasonable estimate of the probable damage to such party as a result of such termination of this Agreement. Such Termination Payment shall be in lieu of all other liabilities and remedies of the parties as a result of termination of this Agreement, other than liabilities and obligations pursuant to Article VII.

        9.4 Survival. The provisions of this Article IX shall survive to the extent necessary after termination of this Agreement in order for either party to enforce it's rights and the obligations of the other party as of the date of termination.

                                    ARTICLE X

                                  FORCE MAJEURE

        10.1 Suspension of Performance. Neither Buyer nor Seller shall be in default in respect of any obligation under the Agreement if the party is unable to perform its obligation by reason of an Event of Force Majeure; provided however that the suspension of performance shall be commensurate with the nature and duration of the Event of Force Majeure and the nonperforming party is using diligent efforts to restore its ability to perform; and provided further, that neither party shall be required to settle any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the party involved in the dispute, are contrary to its interest. The party claiming nonperformance by an Event of Force Majeure shall provide prompt written notice to the other party, setting forth the particulars thereof.

                                   ARTICLE XI

                             LIMITATION ON LIABILITY

        Neither Buyer nor Seller shall be responsible to the other in contract or in tort for any special, incidental or consequential loss or damage, including lost profits and opportunity costs, arising out of this Agreement.

                                   ARTICLE XII

                    DELEGATION OF BUYER'S PAYMENT OBLIGATIONS

        Seller hereby acknowledges and agrees that Buyer may, subject to the receipt of all necessary Governmental Authorizations, if any, which Governmental Authorization shall not impose any unreasonable burden or cost on Seller and/or Buyer, as determined in each party's sole reasonable discretion, delegate all or a portion of Buyer's payment obligations pursuant to Sections 4.1 through 4.3 of this Agreement to tenants of Buyer's Facilities (hereinafter, "Tenants"). Seller hereby consents to Buyer's delegation of Buyer's above stated payment obligation to Tenants, subject to the following terms and conditions:

               (a) Seller, Buyer and the Tenant mutually agree in writing on that portion of the payments for which Buyer is obligated to pay Seller pursuant to Section 4.5(i) through (vii) that Tenant will pay to Seller;

               (b) Buyer or Tenant shall have agreed to reimburse Seller for the installation of Metering Equipment for Tenant's location, to the extent necessary; and

               (c) Seller shall bill directly to any Tenant in lieu of Buyer, and Tenant agrees to pay to Seller pursuant to an executed services agreement, such Tenant's share of Buyer's payment obligation, as provided under paragraph
(a) of this Article XII; provided however, that in the event that Tenant is delinquent in its payment to Seller, as determined pursuant to the services agreement with Tenant, Buyer shall be liable to Seller for such delinquent Tenant payment.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        13.1 Resolution of Certain Disputes. In the event of a budget dispute, as set forth in Schedule 4.2, and/or a billing dispute between the parties, authorized representatives of Seller and Buyer shall meet and use good faith efforts to mutually resolve such dispute by negotiation. In the event that the parties are unable to resolve such dispute by negotiation, then such dispute shall be resolved by arbitration pursuant to the provisions of Appendix C of this Agreement. Neither party shall suspend or otherwise fail to perform its obligations under this Agreement pending the outcome of such dispute resolution process.

        13.2 Assignment. Without limiting Buyer's delegation rights pursuant to
Article XII of this Agreement and except as provided in Sections 13.2(a) and
(b), below, neither party shall assign its rights nor delegate its obligations under this Agreement without first having obtained the written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that Buyer may assign its rights and delegate its obligations under this Agreement to a purchaser of the hotel/casino portion of the Project, so long as such purchaser agrees to assume Buyer's obligations under this Agreement from and after the date of such assignment in a document reasonably satisfactory to Seller and so long as all payments by Buyer hereunder are current as of the date of such assignment; provided however that no such assignment shall be deemed to release Buyer of its obligations under this Agreement through the date of such assignment.

               (a) Seller may, without the consent of Buyer, collaterally assign its rights under this Agreement to Seller's Lender, provided that Buyer's rights and remedies, as provided in this Agreement, and Buyer's Lenders rights pursuant to the Consent and Agreement , are not diminished or materially adversely affected thereby; provided, however that in the event Seller's Lender exercises its rights pursuant to such assignment to assume Seller's obligations pursuant to this Agreement, Seller will require, as a condition to the exercise of such rights by Seller Lender, that Seller's Lender cause the Energy Improvements to be operated and maintained by an experienced and reputable operator of heating and cooling facilities reasonably satisfactory to Buyer and Buyer's Lender.

               (b) Seller acknowledges and consents to Buyer's assignment of its rights and obligations under this Agreement to Buyer's Lender pursuant to that certain Consent and Agreement.

        13.3 Governing Law. This Agreement shall be construed in accordance with and shall be enforceable under the laws of the State of Nevada, without giving effect to principles related to conflicts of law.

        13.4 Venue; Jurisdiction. Any action at law, suit in equity or other proceeding against any party with respect to any term or provision of this Agreement, including enforcement of the decisions in arbitration pursuant to
Section 13.1 (but excluding such terms or provisions under dispute that the parties have agreed to submit in the first instance to arbitration for resolution pursuant to Section 13.1) shall be brought and maintained in the Supreme Court of the State of Nevada, or such lower court of the State of Nevada having jurisdiction over the subject matter, or in a United States District Court in Nevada. Each of the parties hereby (i) submits, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of such courts for the purposes any action, suit or proceeding set forth above, and (ii) agrees, to the fullest extent permitted by applicable law, that service of all writs, processes and summonses in any such action, suit or proceeding brought in the State of Nevada, may be made upon such person in the manner provided for notices under this Agreement. The foregoing provisions of this Section shall not be construed to limit the right of either party to serve any such writ, process or summons in any manner permitted by applicable law. Each party further agrees that a final judgment or order in any such action, suit or proceeding may be enforced against such party in any other jurisdiction by suit on such judgment or order or in such other manner as may be permitted by applicable law. Each party hereby waives, to the fullest extent permitted by applicable law, any objection which such party now has or hereafter may have to the lying of venue of any such action, suit or proceeding brought or maintained in the Supreme Court of the State of Nevada, or such lower court of the State of Nevada having jurisdiction over the subject matter, or a United States District Court in Nevada. The provisions of this Section shall survive any termination or expiration of this Agreement, ad shall be binding on each party's successors and assigns.

        13.5 Notice. All notices hereunder shall be sufficient if sent by registered or certified mail postage prepaid, addressed:

If to Seller:         Atlantic-Pacific Las Vegas, LLC
                      5100 Harding Highway
                      Mays Landing, New Jersey  08330
                      Attention: President
                      Telefax (609) 625-3866

If to Buyer:          Venetian Casino Resort, LLC
                      3355 Las Vegas Boulevard South
                      Room 1C
                      Las Vegas, Nevada  89109
                      Attention:  General Counsel
                      Telefax: (702) 733-5499

provided, that either Seller or Buyer may by like notice designate any further or different address or addresses or person to which notices shall be sent.

               13.6 Confidentiality. Each Party, on its behalf and behalf of its Affiliates, and the directors, officers, employees, advisors, agents and representatives of each, hereby covenants to the other Parties that:

               (a) it will not disclose in any manner the Confidential Information of another Party to any person that is not a director, officer, employ, advisor, agent or representative of it or its Affiliate, without the other Party's prior written consent;

               (b) it will, at all times, safeguard the Confidential Information of another Party with no less than the same standard of care with which it safeguards its own Confidential Information; and

               (c) it will not use the Confidential Information received by it except for the purposes of this Agreement.

               The Confidential Information of each Party shall at all times remain the absolute property of it. None of the Parties, nor each of its Affiliates, including the directors, officers, employees, advisors, agents and representative of each, shall be liable to another Party with respect to the disclosure of any Confidential Information that (i) enters the public domain through no fault of it, (ii) is required, or is reasonably believed to be required by the disclosing Party, to be disclosed pursuant to law, provided, that the disclosing Party shall notify the Party to whom the Confidential Information belongs in writing prior to such disclosure and shall, afford the

Party to whom the Confidential Information belongs reasonable opportunity to seek a protective decree or order with respect to the Confidential Information,
(iii) the disclosing Party can demonstrate was in its prior possession through no malfeasance or misconduct, or was independently developed, without benefit of having received such Confidential Information from the Party to whom such Confidential Information belongs, and (iv) it discloses with the prior, written consent of the Party to whom such Confidential Information belongs.

               Without otherwise limiting the foregoing, Buyer and Seller each hereby grants their respective consents, upon written notice received by the other, to the disclosure of their respective Confidential Information to Buyer's Lender of either Buyer or Seller, provided, upon request of either Party, that any such Buyer's Lender enter into a confidentiality agreement with respect to such Confidential Information.

        13.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        13.8 Entire Agreement. The Agreement constitutes the entire agreement between the Parties with respect to the matters contained herein and all prior agreements with respect thereto are superseded hereby. No amendment or modification hereof shall be binding unless duly executed by both Parties. Waiver of any provision of this Agreement by a Party shall not be deemed to have been given by such Party unless given in writing.

        13.9 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction and to the fullest extent permitted by applicable law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

        13.10 Third Party Beneficiaries. Seller and Buyer acknowledge that, except as set forth in Article XIII, the provisions of this Agreement are intended for the sole benefit of Seller and Buyer. Except as provided in Article XIII of this Agreement in connection with assignments undertaken by either party in conformance with the provisions of this Agreement, there are no third party beneficiaries, express or implied, to this Agreement.

        13.11 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

        13.12 Incorporation of Exhibits. The Exhibits attached hereto and referred to herein are a part of this Agreement for all purposes.

        13.13 Non-Waiver. None of the provisions of this Agreement shall be considered waived by either party except when such waiver is given in writing. The failure of either party to insist in any instance on strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any such provision or the relinquishment of any present or future rights hereunder.

        13.14 Independent Parties. Nothing contained in this Agreement shall be deemed or construed for any purpose to establish, between the parties, a partnership or joint venture, a principal-agent relationship, or any relationship other than customer and supplier.

        13.15 Binding Agreement. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective permitted successors and assigns.

        13.16 Estoppel Certificates. Upon the reasonable prior request by Seller or Buyer (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Agreement is in full force and effect to the best knowledge of the signer of such certificate, whether or not the Requesting Party is, to the best knowledge of the Certifying Party, in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Agreement as the Requesting Party may reasonably request. Any such certificate so furnished may be relied upon by the Requesting Party, and any existing or prospective

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

mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party.

        13.17 Ownership of the Energy Improvements. Anything to the contrary in this Agreement or any document or instrument executed in connection with the transactions contemplated hereby notwithstanding (collectively, the "Operative Documents"), the parties hereto intend and agree that, with respect to the nature of the transactions evidenced by this Agreement in the context of the exercise of remedies under the Operative Documents relating to and arising out of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting Buyer, Seller or any Buyer's Lenders or Seller's Lenders or any enforcement or collection actions, solely to protect the Seller in the event the transactions evidenced by this Agreement are recharacterized as loans, the Buyer hereby grants a security interest or lien, as the case may be, to Seller in the Energy Improvements and the other items and types of collateral described herein

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


        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date and day first above written.

                              ATLANTIC-PACIFIC LAS VEGAS, LLC
                              ("Seller")



                              By:  /s/ Carl H. Fogler
                                   ----------------------------------------
                                   Name:  Carl H. Fogler
                                   Title: Vice President

                              VENETIAN CASINO RESORT, LLC

                              By: Las Vegas Sands, Inc., as managing member ("Buyer")



                              By:  /s/ William P. Weidner
                                   ----------------------------------------
                                   Name:  William P. Weidner
                                   Title: President